EXHIBIT 99.1

Nanophase Reports Record Second Quarter Revenue

— Delivered $11.9 Million in Q2 revenue
— Product revenue up 10% in Q2 and 12% YOY
— Profitable Quarter
— Won Cosmopack Formulation Award at Cosmoprof North America

ROMEOVILLE, Ill., Aug. 02, 2023 (GLOBE NEWSWIRE) --   Nanophase Technologies Corporation (OTCQB: NANX), a leader in minerals-based and scientifically-driven health care solutions across beauty and life science categories — with innovations that protect skin from environmental aggressors and aid in medical diagnostics — today announced financial results for the second quarter ended June 30, 2023.

Jess Jankowski, President and Chief Executive Officer, commented: “It’s been a strong second quarter.  We built on last quarter’s volume while enhancing margins nicely, as expected.  Our gross profit for Q2 was 31%, both stronger than Q1’s, and much stronger than last year’s second quarter. We are expecting further margin improvement in Q3 as we continue to gain operational efficiencies in our new facility, aided by new senior manufacturing leadership.  Given current order visibility, we expect to deliver quarterly profits in Q3, and a modest full-year profit.”

  7% Net income before litigation costs for Q2
  1% Net income before litigation costs 2023 year to date

Kevin Cureton, Chief Operating Officer, commented: “During Q2 we continued to see positive results from the improvements to labor efficiency and overall throughput we began implementing in Q1. We successfully combined these improvements in operating performance with continued revenue growth resulting from a combination of unit volume and price improvements, and of course, we continued our world-class performance as a leading innovator in the Skin Health and Beauty business.”

Operational Highlights

Solésence Beauty Science Wins Major Beauty Industry Award for Second Time

  In July, Solésence won Best Formulation at Cosmopack North America for the second year in a row. The 2023 award recognized the Solésence market-ready product, Natural Glow Face Oil, SPF 40+ Featuring Kleair™ and Bloom™.

Operational Highlights (continued)

The Cosmoprof North America Awards and Cosmopack North America Awards are “[t]he American Beauty Competition that celebrates the greatest innovation in the beauty industry,” according to the Awards website. The Cosmopack North America Awards set in particular “formally recognizes the best in beauty formulation and packaging design.”  As an added benefit this year, the winner of each category will also have their products showcased at Cosmoprof Worldwide Bologna 2024 as part of a larger showcase of the Cosmoprof Network's winners.

Production Milestone: Establishing Platform for Operational Excellence

  New VP manufacturing, Harrison King, joined the team in June. Harrison brings over 20 years of manufacturing and supply chain leadership, including management roles with Avon, Blistex, and Amazon, as well as diverse experience in quality from the textile industry.
  First fully automated filling process completed validation resulting in 200% increase in capacity without any additional labor costs.

Financial Highlights

  Revenue for Q2 was $11.9 million, vs. $11.2 million for the same period in 2022, yielding a 10% increase in product revenue and a 6% increase overall.
  Revenue for the six months ended June 30, 2023 was $21.3 million, vs. $19.4 million for the same period in 2022, yielding a 12% increase in product revenue and a 10% increase overall.

“We had $15 million in open P.O.s and shipped orders combined leaving June, more than two-thirds of which reflect potential Q3 volume. We expect more orders for Q4 shipments, followed by more 2024 order volume later this year. We’re excited about our prospects for Q3, particularly in terms of margin improvement,” said Jankowski.

Conference Call

Nanophase will host its Second Quarter Conference Call on Thursday, August 3rd, 2023, at 10:00 a.m. CDT, 11:00 a.m. EDT, to discuss its financial results and provide a business and financial update. On the call will be Jess Jankowski, the Company’s President & CEO, joined by Kevin Cureton, the Company’s Chief Operating Officer.

Participant Registration:
https://register.vevent.com/register/BIb465a5fa073e46aca402f402c74a7f77

To receive the dial-in number, as well as your personalized PIN, you must register at the above link. Once registered, you will also have the option to have the system dial-out to you once the conference call has begun. If you forget your PIN prior to the conference call, you can simply re-register.

The process for accessing the webcast as listen-only remains the same. The same link can be used after the call to access the replay. A Telco replay is no longer available.

Listen-Only Webcast & Replay:
https://edge.media-server.com/mmc/p/g9w7bzft

Please connect to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company’s website, at http://www.nanophase.com/, by clicking on Investor Relations, Investor News, and the links in this conference call announcement release.

FINANCIAL RESULTS AND NON-GAAP INFORMATION
Use of Non-GAAP Financial Information
Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles (“GAAP”) and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

About Nanophase Technologies
Nanophase Technologies Corporation (OTCQB: NANX), www.nanophase.com, is a leading innovator in minerals-based and scientifically driven healthcare solutions across beauty and life science categories, as well as other legacy advanced materials applications. Leveraging a platform of integrated, patented and proprietary technologies, the Company creates products with unique performance, enhancing consumers' health and well-being. We deliver commercial quantity and quality engineered materials both as ingredients and as part of fully formulated products in a variety of formats.

About Solésence Beauty Science
Solésence, www.solesence.com, a wholly owned subsidiary of Nanophase Technologies, is changing the face of skin health with patented, mineral-based technology that is embraced by leading performance-driven and clean beauty brands alike. Our patented products for brands transform the way mineral actives look, feel and function — enabling textures never-before-seen in the mineral space and inclusivity never-before-seen in the sun care space. Solésence’s innovative formulations offer best-in-class UV protection, unparalleled free radical prevention to protect against pollution, and enhanced antioxidant performance.

Forward-Looking Statements
This press release contains words such as “expects,” shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance, and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 29, 2023. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties, or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS
(Unaudited Consolidated Condensed)
	(in thousands except share and per share data)

	June	December 31,
	2023	2022
ASSETS	(Unaudited)

Current assets:
Cash	$2,197	$2,186
Trade accounts receivable, less allowance for doubtful accounts of $324
for June 30, 2023 and $139 for December 31, 2022	5,718	4,734
Inventories, net	8,412	8,839
Prepaid expenses and other current assets	1,043	866
Total current assets	17,370	16,625

Equipment and leasehold improvements, net	8,459	7,949
Operating leases, right of use	8,468	8,978
Other assets, net	5	6
	$34,302	$33,558

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Lines of credit, related party	8,592	7,282
Current portion of finance lease obligations
Current portion of operating lease obligations
Accounts payable	4,957	6,363
Current portion of long-term debt, related parites	2,338	-
Current portion of deferred revenue	2,053	2,167
Accrued expenses	1,442	1,023
Total current liabilities	19,382	16,835

Long-term portion of finance lease obligations
Long-term portion of operating lease obligations	9,482	9,823
Long-term debt, related party	-	1,000
Long-term portion of deferred revenue	45	21
Asset retirement obligation	234	230
Total long-term liabilities	9,761	11,074

Contingent liabilities	-	-
Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 60,000,000 and 55,000,000 shares authorized;
49,589,204 and 49,320,680 shares issued and outstanding on June 30, 2023
and December 31, 2022, respectively	495	493
Additional paid-in capital	105,763	105,226
Accumulated deficit	(101,099)	(100,070)
Total stockholders' equity	5,159	5,649
Total liabilities and shareholders' equity	$34,302	$33,558

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited Consolidated Condensed)

(in thousands except share and per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue:
Product revenue	$11,844	$10,796	$21,180	$18,842
Other revenue	28	426	149	536
Net revenue	11,872	11,222	21,329	19,378

Cost of revenue	8,197	8,486	15,505	14,474
Gross profit	3,675	2,736	5,824	4,904

Operating expense:
Research and development expense	991	797	1,994	1,463
Selling, general and administrative expense	2,105	1,816	4,255	3,213
Income from operations	579	123	(425)	228
Interest expense	246	73	400	116
Other income, net	-	-	-	-
Income before provision for income taxes	333	50	(825)	112
Provision for income taxes	-	-	-	-
Net income (loss)	$333	$50	$(825)	$112

Net income (loss) per share-basic	$0.01	$-	$(0.02)	$-

Weighted average number of common shares outstanding - basic	49,562,624	49,045,047	49,498,755	49,014,847

Net income per share-diluted	$0.01	$-	$-	$-

Weighted average number of common shares outstanding - diluted	50,679,013	51,008,047	-	50,990,847

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE
(Unaudited Consolidated Condensed)

(in thousands except share and per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue:
Product revenue	$11,844	$10,796	$21,180	$18,842
Other revenue	28	426	149	536
Net revenue	11,872	11,222	21,329	19,378

Operating expense:
Cost of revenue detail:
Depreciation	158	120	316	239
Non-Cash equity compensation	28	24	55	49
Other costs of revenue	8,011	8,342	15,134	14,186
Cost of revenue	8,197	8,486	15,505	14,474
Gross profit	3,675	2,736	5,824	4,904

Research and development expense detail:
Depreciation	7	9	14	18
Non-Cash equity compensation	45	41	92	82
Other research and development expense	939	747	1,888	1,363
Research and development expense	991	797	1,994	1,463

Selling, general and administrative expense detail:
Depreciation and amortization	8	5	15	12
Non-Cash equity compensation	123	90	258	171
Other selling, general and administrative expense	1,974	1,721	3,982	3,030
Selling, general and administrative expense	2,105	1,816	4,255	3,213
Income from operations	579	123	(425)	228
Interest expense	246	73	400	116
Other income, net	-	-	-	-
Income before provision for income taxes	333	50	(825)	112
Provision for income taxes	-	-	-	-
Net (loss) income	$333	$50	$(825)	$112

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	246	73	116	116
Addback Depreciation/Amortization	134	134	269	269
Addback Non-Cash Equity Compensation	135	155	302	302
Subtract Non-Cash Other Income	-	-	-	-

Adjusted EBITDA	$848	$412	$(138)	$799

Investor Relations Contact:
Phone: (630) 771-6736